FILED # C7623-99
       APR 06 2000
     IN THE OFFICE OF
     /s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                   JPAL, INC.

     The undersigned, as the President and Secretary of JPAL, INC., a Nevada corporation, hereby certify that by vote of the Board of Directors by written consent dated March 16, 2000, and majority vote of the stockholders by written consent dated March 16, 2000, it was agreed that these RESTATED ARTICLES OF INCORPORATION be filed with the Secretary of State for the State of Nevada.

     The undersigned further certify that the original Articles of Incorporation of JPAL, INC. were filed with the Secretary of State for the State of Nevada on the 31st day of March, 1999.

     The exact text of the Restated Articles of Incorporation of JPAL, INC., which amends Article SECOND, Article THIRD, Article FOURTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH and Article TENTH, is as follows:

     FIRST. The name of this corporation is JPAL, Inc.

     SECOND. The registered office for this corporation in the State of Nevada is located at Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501. This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors of this corporation, or by the Bylaws of this corporation, and this corporation may conduct all business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada, as well as within the State of Nevada.

     THIRD. The purposes for which this corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America and, without limiting the generality of the foregoing, specifically, to have all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws pursuant to which this corporation is organized and any and all acts amendatory thereof and supplemental thereto. The purposes specified in this article shall be construed both as purposes and powers and shall be in no manner


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limited or restricted by reference to, or inference  from,  the terms of this or any other article.

     FOURTH. The total number of shares of stock which this corporation shall have authority to issue is Fifty Five Million (55,000,000) with a par value of one mil ($.001) per share. Fifty Million (50,000,000) of those shares are Common Stock and Five Million (5,000,000) of those shares are Preferred Stock.

     FIFTH. The affairs of this corporation shall be governed by a Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation; provided, however, that the number of directors shall not be reduced to fewer than one (1).

     SIXTH. The capital stock of this corporation, after the amount of the subscription price, or par value, has been paid, shall not be subject to assessment to pay the debts of this corporation.

     SEVENTH. This corporation shall have a perpetual existence.

     EIGHTH.  The  power  to  alter,   amend,  or  repeal  the  Bylaws  of  this
corporation, or to adopt new Bylaws, shall be vested in the Board of Directors of this corporation, except as otherwise may be specifically provided in those Bylaws.

     NINTH. No shareholder shall be entitled, as a matter of right, to subscribe for or receive additional shares of any class of stock of this corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into such stock, but such additional shares of stock or other securities convertible into such stock may be issued or disposed of by the Board of Directors of this corporation to such persons, for such consideration, and on such terms as, in its discretion, the Board of Directors of this corporation shall deem advisable.


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     TENTH.  No  director  or officer of this  corporation  shall be  personally liable to this corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involved intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of this corporation for acts or omissions prior to such repeal or modification.

     The undersigned hereby certify that they have on this 17th day of March, 2000, executed these Restated Articles of Incorporation.


                                                    By:  /s/ Sharareh Frouzesh
                                                         -----------------------
                                                         Sharareh Frouzesh
                                                    Its: President


                                                    By:  /s/ Sharareh Frouzesh
                                                         -----------------------
                                                         Sharareh Frouzeh
                                                    Its: Secretary

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